Exhibit 99.1

Ondas Hosts OAS Investor Day: Ups 2026 Revenue Target to $170 - $180 Million

OAS Investor Day to be conducted today, January 16, 2026 at 10:00 AM ET

Preliminary 2025 revenue estimates exceed prior revenue targets

Pro-forma cash balance of $1.5 billion

WEST PALM BEACH, FL / January 16, 2026 / Ondas Inc. (Nasdaq:ONDS) (“Ondas” or the “Company”), a leading provider of autonomous aerial and ground robot intelligence through its business unit Ondas Autonomous Systems (OAS) and private wireless solutions through Ondas Networks, will host OAS Investor Day 2026 today, Friday, January 16, 2026 at 10:00 AM ET. The Company is also announcing preliminary financial results for 2025 and revenue targets for 2026.

Ondas expects to report revenue of $27.0 to $29.0 million for the quarter ended December 31, 2025, 51% higher than the prior Q4 2025 revenue target. For the full year ended December 31, 2025, expected revenue is between $47.6 and $49.6 million, 23% higher than the prior full-year revenue target for 2025. Ondas’ prior revenue targets for Q4 2025 and full-year 2025 included a contribution of $3 – 4 million for Roboteam which closed in December 2025.

Additionally, on a preliminary basis, Ondas’ estimated backlog is $65.3 million as of December 31, 2025, a 180% increase from $23.3 million on November 13, 2025.

The Company’s pro-forma cash balance exceeds $1.5 billion as of December 31, 2025, adjusted for the Company’s recent offering of approximately $1.0 billion.

Ondas has raised its 2026 revenue target to a range of $170 to $180 million, 25% higher than the previous company target of $140 million that included $30 million attributable to Roboteam.

A live webcast of the OAS Investor Day presentation will be available here and in the investor relations section of the Company’s website at ir.ondas.com. A replay will be available following the conclusion of the event.

OAS Investor Day Details:

●	Date: Friday, January 16, 2026

●	Time: 10:00 AM ET

●	Location: Virtual Investor Day

●	Registration: Here

The preliminary financial data included above has been prepared by, and is the responsibility of, Ondas’ management. Ondas’ independent auditors have not audited, reviewed, or compiled such preliminary financial data. These preliminary operating results are not a comprehensive statement of Ondas’ financial results as of and for the quarter and year ended December 31, 2025, and should not be viewed as a substitute for full consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States. Ondas expects to report financial results for the quarter and year ended December 31, 2025 in March 2026.

For additional information please see the Company’s Form 8-K filed today.

About Ondas Inc.

Ondas Inc. (Nasdaq: ONDS) is a leading provider of autonomous systems and private wireless solutions through its business units Ondas Autonomous Systems (OAS), Ondas Capital and Ondas Networks. Ondas’ technologies offer a powerful combination of aerial intelligence and next-generation connectivity to enhance security, operational efficiency, and data-driven decision-making across essential industries.

Ondas Autonomous Systems (“OAS”) delivers a portfolio of AI-powered defense and security platforms deployed globally to protect sensitive sites, populations, and critical infrastructure. Through its operating companies—American Robotics, Airobotics, Apeiro Motion, Roboteam Ltd., and Sentrycs—OAS provides an integrated suite of autonomous aerial, ground, and counter-UAS solutions. These include the Optimus System, the first FAA-certified small UAS for fully automated aerial security and data capture; Iron Drone Raider, an autonomous counter-UAS interception platform; Roboteam’s combat-proven tactical ground robotic systems for military and special operations forces; Apeiro Motion’s advanced ground robotics and tethered UAV systems with proprietary navigation and communications technologies; and Sentrycs’ Cyber-over-RF (CoRF) and protocol-manipulation counter-UAS solutions.

Ondas Capital plans to combine advisory services and strategic investment management services to accelerate the rapid scaling and global deployment of unmanned and autonomous systems to Allied defense and security markets.

Ondas Networks provides software-defined wireless broadband technology through its FullMAX platform, based on the IEEE 802.16t standard. This standards-based system delivers high-performance connectivity for mission-critical IoT applications in markets such as rail, utilities, oil and gas, transportation, and government.

For additional information on Ondas Inc.: www.ondas.com, X and LinkedIn

For Ondas Autonomous Systems: LinkedIn

For Airobotics: www.airoboticsdrones.com, X and LinkedIn

For American Robotics: www.american-robotics.com, X and LinkedIn

For Sentrycs: www.sentrycs.com, X and LinkedIn

For Roboteam: www.robo-team.com, X and LinkedIn

For Apeiro Motion: www.apeiro-motion.com, LinkedIn

For Ondas Networks: www.ondasnetworks.com, X and LinkedIn

Forward-Looking Statements

Statements made in this release that are not statements of historical or current facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We caution readers that forward-looking statements are predictions based on our current expectations about future events. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Our actual results, performance, or achievements could differ materially from those expressed or implied by the forward-looking statements as a result of a number of factors, including the risks discussed under the heading “Risk Factors” discussed under the caption “Item 1A. Risk Factors” in Part I of our most recent Annual Report on Form 10-K or any updates discussed under the caption “Item 1A. Risk Factors” in Part II of our Quarterly Reports on Form 10-Q and in our other filings with the SEC. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise that occur after that date, except as required by law.

Contacts

IR Contact for Ondas Inc.

888-657-2377

ir@ondas.com

Media Contact for Ondas

Escalate PR

ondas@escalatepr.com

Preston Grimes

Marketing Manager, Ondas Inc.

preston.grimes@ondas.com